UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                                     Amended

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             CARSUNLIMITED.COM, INC.
                 (Name of small business issuer in our charter)


                Nevada                                           11-353520-4
(State or other jurisdiction of Primary standard industrial   (I.R.S. Employer
incorporation or organization)  classification code number)  Identification No.)

              10 Cedar Swamp Rd., Ste 8, Glen Cove, New York 11542
                                 1-877-671-5582
          (Address and telephone number of principal executive offices)

                             Anthony J. Genova, Jr.
                           10 Cedar Swamp Rd., Ste. 8
                            Glen Cove, New York 11542
                                 1-877-671-5582
               (Name, address and telephone of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box: ["X"].

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

===============================================================================
Title  of  Each  Class  of    Amount     Proposed    Proposed    Amount  of
Securities  Being             Being      Maximum     Maximum     Registration
Registered                  Registered   Offering    Aggregate       Fee
                                         Price Per   Offering
                                         Unit (1)    Price (1)
-------------------------------------------------------------------------------
Shares  of  Common  Stock  3,120,000      $0.10      $312,000      $82.37

-------------------------------------------------------------------------------
TOTAL                                                $312,000      $82.37
===============================================================================
(1)  Estimated  for  purposes of computing the registration fee pursuant to Rule
457.

     The registrant hereby may amend the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the securities and exchange commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                             CARSUNLIMITED.COM, INC.

                        3,120,000 shares of Common Stock

The registration statement of which this prospectus is a part relates to the offer and sale by our corporation of shares of our common stock. See "description of securities."

Our common stock is not listed on any national securities exchange or the nasdaq stock market.

The selling security holders may offer their shares at any price. We will pay all expenses of registering the securities.

These securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "risk factors" beginning on page 4.

Neither the securities and exchange commission or any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The  date  of  this  preliminary  prospectus  is  August  8,  2000.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                              Cross Reference Sheet
                      Showing the Location In Prospectus of
                   Information Required by Items of Form SB-2

Part  I.    Information  Required  in  Prospectus.

Item  No.     Required  Item                                                Page
---------     --------------                                                ----
1.            Front  of  Registration  Statement  and
                  Outside  Front  Cover  of  Prospectus                       1

2.           Inside  Front  and  Outside  Back  Cover
                  Pages  of  Prospectus                                       2

3.           Summary  Information  and  Risk  Factors                         6

             - We  have  limited  operating  history  for  you  to  evaluate.
             - We currently have negative working capital and limited sources of liquidity.
             - We  are  dependent  on  key  management  personnel.
             - We  are  in  an  intensely  competitive  industry.
             - We have not paid any dividends and we do not anticipate doing so in  the  near future.
             - We  are currently controlled by principal stockholders, officers and  directors.
             - We  lack  disinterested,  independent  directors.
             - All  marketing  will  be  done  in-house.
             - Risks  Relating  to  the  Internet.
             - Our  business  is  dependent  on the maintenance of the Internet infrastructure.
             - We  risk  capacity  constraints  on  our  website.
             - Governmental  regulation  and legal uncertainties may effect our business.

7.          Selling  Security  Holders                                        8

8.          Plan  of  Distribution                                           10

9.          Legal  Proceedings                                               10

10.         Directors,  Executive  Officers,
            Promoters  and  Control  Persons                                 10

11.         Security  Ownership  of  Certain
            Beneficial  Owners and Management                                12

12.         Description  of  Securities                                      12

13.         Interest  of  Named  Experts  and  Counsel                       12

14.         Disclosure  of  Commission  Position
            on  Indemnification  for Securities  Act  Liabilities            12

16.         Description  of  Business                                        12

17.         Management's  Discussi14
            and  Analysis  or  Plan  of  Operation                           14

18.         Description  of  Property                                        15

19.         Certain  Relationships  and  Related  Transactions               15

20.         Market  for  Common  Equity  and
            Related  Stockholder  Matters                                    15

21.         Executive  Compensation                                          16

22.         Financial  Statements                                            16

23.         Changes  in  and  Disagreements
            with  Accountants  on  Accounting  and  Financial  Disclosure    24

Part  II -  Information  Not  Required  in  Prospectus.

24.         Indemnification                                                  25

25.         Other  Expenses  of  Issuance  and  Distribution                 25

26.         Recent  Sales  of  Unregistered  Securities                      25

27.         Exhibits                                                         25

28.         Undertakings                                                     26

            Signatures                                                       27

Item  3.  Summary  Information  and  Risk  Factors

PROSPECTUS  SUMMARY

     This prospectus contains statements about our future operations, which involve risks and uncertainties. Our actual results could differ in important ways from our anticipated future operations, due to many factors, including "risk factors" beginning on page 4 and other factors. Because this is a summary and the information is selective, it does not contain all information that may be important to you. You should carefully read all information in the prospectus including its detailed information and the financial statements and the accompanying explanatory notes before making an investment decision.


Our  Company.

     CarsUnlimited.com, Inc. was incorporated in the State of Nevada on March 7, 2000. Our corporate address is 10 Cedar Swamp Rd., Ste. 8, Glen Cove, New York 11442, telephone - 877-671-5582, web address: We are an early development stage company with the goal to provide our users the ability to search a database that contains detailed information about the automobile industry, new and used car sales as well as a parts database and extended warranty information from around the world. Our service is intended to offer Internet users a quick and easy way to search for automobile related needs according to their interests via the Internet on our web site. We will endeavor to combine an existing dealer-direct business with the expansive potential of a new virtual storefront and portal. The website will take immediate orders for warranty products, provide a free automobile classified section for consumers and dealers with upgrades for a small fee, sell ancillary products and offer content to attract and educate the potential buyers.

Our  Business.

     In addition to direct and dealer sales, the Internet offers consumers a convenient way to learn, compare, and contrast not only new and used car prices but also insurance and warranty policies. CarsUnlimited.com intends to offer extended service contracts on new and used automobiles, and unique products for consumers that lease vehicles. Many of these products are exclusive in nature and/or territory and are new to the industry. Automobile related after market products are some of the most profitable products offered in the automobile industry. The website, is presently operational and in the process of further development.


THE  OFFERING

Common  Stock  Offered
by  Selling  Shareholders  3,120,000

Use  of  Proceeds                    We  will  not  receive  any  proceeds  from
                                     the  sale  of  the shares of common  stock.

Risk  Factors                        For a  discussion  of  certain  factors  to
                                     consider before buying shares of our common stock, see "Risk Factors."

Dividend  Policy                     We  do  not  intend  to  pay  dividends  on
                                     our common stock. We plan to retain any earnings for use in the operations of our business and to fund future growth.

Financial  Summary  Information.

Because this is a only a financial summary, it does not contain all the financial information that may be important to you. You should also read carefully all the information in this prospectus, including the financial statements and their explanatory notes.

     Balance  Sheet  Data                             June  30,  2000
-----------------------------------------------------------------------

     Total  Current  Assets                              $  92,575
     Total  Current  Liabilities                         $  56,407
     Total  Assets                                       $ 118,124
     Total  Liabilities                                  $  56,407
     Total  Stockholder's  Equity                        $  61,717

     Statement  of  Operations  Data
     -------------------------------
For  the  Period  of  March  7,  2000  (Inception)  to  June  30,  2000
-----------------------------------------------------------------------

     Revenue                                             $  34,597
     Operating  Expenses                                 $ 237,340
     Net  (loss)                                         $(202,743)

Risk  Factors.

We  have  limited  operating  history  for  you  to  evaluate.

     We incorporated in the State of Nevada in March 7, 2000 and have limited operations or revenues and nominal assets. As a start-up business, we are subject to all the substantial risks inherent in the commencement of a new business enterprise with new management. There can be no assurance that we will be able to successfully continue to generate revenues, operate profitably, or make any distributions to the holders of our securities. We have limited business history for you to analyze or to aid you in making an informed judgement as to the merits of an investment in our securities. Any investment in our common stock should be considered a high risk investment because you will be placing funds at risk in an unseasoned start-up company with unforeseen costs, expenses, competition and other problems to which start-up ventures are often subject. As we are a development stage company, our prospects must be considered in light of the risks, expenses and difficulties encountered in establishing a new business in any industry.

We  currently  have  negative  working capital and limited sources of liquidity.

     We require substantial capital to pursue our operating strategy and currently have limited cash for operations. Until we can obtain revenues sufficient to fund working capital needs, we will be dependent upon external sources of financing. To date, we have limited internal sources of liquidity and expect limited internal cash flow in the immediate future. We do not have any commitments to raise additional capital and there is no assurance that any additional funds needed will be available on favorable terms, if at all. We require substantial working capital to continue the funding of our business.

We  are  dependent  on  key  management  personnel.

     Our  success is dependent upon, among other things, the services of Anthony
J. Genova, Jr., CEO, president and director. The loss of the services of Mr. Genova, for any reason, could have a material adverse effect on our prospects. We do not have an employment agreement or key man life insurance for Mr. Genova. The expansion of our business will place further demands on existing management and future growth and profitability will depend, in part, on our ability to hire and retain necessary management personnel to operate the business. There is no assurance that we will be able to attract and retain the necessary experienced personnel.

We  are  in  an  intensely  competitive  industry.

     The Internet industry is highly competitive, and has few barriers to entry. Although there are few competitors with automotive related services and products who offer the same or similar services of the type we offer, there can be no assurance that additional competitors will not enter markets that we intend to serve. We believe that our ability to compete depends on many factors both within and beyond our control.

     At this time, there are a few other websites offering similar services as those offered by CarsUnlimited.com, Inc. However, it should be expected that in the future we will compete with additional companies, many of which may have greater financial resources than our company. We can provide no assurance that we will be able to successfully compete in this market.

We have not paid any dividends and we do not anticipate doing so in the near future.

     We have paid no dividends on our common stock and we cannot assure you that we will achieve sufficient earnings to pay cash dividends on our common stock in the near future. Further, we intend to retain earnings to fund our operations. Therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We  are  currently controlled by principal stockholders, officers and directors.

     Prior to this offering, our director and executive officer, Mr. Genova, and the other directors and executive officers beneficially own approximately 83% of the outstanding common stock. This concentration of ownership may have the effect of delaying or preventing a change in control of the company. See "Management" and "Principal Stockholders."

We  lack  disinterested,  independent  directors.

     Our directors have a direct financial interest in the company as well as the other Board members and Directors.

All  marketing  will  be  done  in-house.

     We currently plan to market and promote our services in-house. While our President, Anthony J. Genova, does have prior promotional and marketing experience, there can be no assurance that the company's marketing strategies will be effectively instituted, or that these arrangements will result in sufficient revenues to produce net income.

   Risks  Relating  to  the  Internet:

Our  business  is  dependent  on the maintenance of the Internet infrastructure.

     Our success will depend, in part, upon the maintenance of the Internet infrastructure, as a reliable network backbone with the necessary speed, data capacity, and security. To the extent that the Internet continues to experience increased numbers of users, frequency of use, or increased requirements of users, we can provide no assurance that the Internet infrastructure will continue to be able to support the demands placed on it or that the performance or reliability of the Internet will not be adversely affected. However, it is management's belief that based upon historical evidence, that our business will evolve as does the Internet.

We  risk  capacity  constraints  on  our  website.

     A key element of our strategy is to generate a high volume of traffic on our website. Accordingly, the satisfactory performance, reliability, and availability of our website and network infrastructure will be critical to our reputation and ability to attract and retain customers and maintain adequate customer service levels. To a certain extent, but not exclusively, our revenues will depend upon the number of visitors who select customers through our website and the volume of customers that we are able to attract. Any substantial increase in the volume of traffic on our website will require us to expand and upgrade further our technology and network infrastructure. We can give no assurance that we will be able to accurately project the rate or timing of increases, if any, in the use of our website or timely expand and upgrade our systems and infrastructure to accommodate such increases. In addition, even if we are able to project such needs, we can give no assurance that we will have sufficient capital to adequately and timely expand or upgrade our systems and infrastructure.

Governmental  regulation  and  legal  uncertainties  may  effect  our  business.

     We are not currently subject to direct regulation by any governmental agency, other than regulations applicable to businesses generally, and laws or regulations directly applicable to online commerce. However, due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution, and characteristics and quality of products and services. Furthermore, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for our products and services and increase our cost of doing business. Moreover, the applicability to the Internet and other online services of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws to the Internet could have a material adverse effect on our business.

Item  7.  Selling  Security  Holders

     The securities are being sold by the selling security holders named below. The table indicates that all the securities will be available for resale after the offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities.


                                            AMOUNT
                                         BENEFICIALLY           PERCENTAGE (1)
NAME                                        OWNED                   OWNED
-------------------------------------------------------------------------------
Paul  Greco  Family  Ltd.  Partnership     735,000                  0.28%
The  Greco  Family  Ltd.  Partnership      735,000                  0.28
Nicholas  Boscia                            50,000                     *
Sandra  Allesch                            100,000                     *
Steve  Goldstein                            10,000                     *
George  M.  Greco  Sr.                      20,000                     *
Margaret  Greco                             50,000                     *
Denise  Garrambone                          25,000                     *
Paul  Greco  IRA                            25,000                     *
David  Gussaroff                            10,000                     *
Bob  Guido                                  10,000                     *
Meryl  Weisenthal                           10,000                     *
Wow  Stores.Com                             40,000                     *
Tommy  &  Rosemary  Wayman                  20,000                     *
Effie  Zak                                  20,000                     *
Anthony  Aleixo                             10,000                     *
Llila  Aronoff                              30,000                     *
Craig  Aronoff                              30,000                     *
Albert  Aufiero                             15,000                     *
Allen  Arber                                 5,000                     *
James  Bernardo                             40,000                     *
Richard  Barsum                             10,000                     *
Patricia  Boscia                             5,000                     *
Seth  Ben-Ezra                              10,000                     *
Lawrence  Bender                           100,000                     *
Izhar  Brill                                10,000                     *
Nicole  Bender                              10,000                     *
Blue  Fin  Partners
     Attn:  Jarrod  Shaw                    30,000                     *
Mark  Cohen                                 30,000                     *
James  Capucci                               5,000                     *
D.  David  Cohen                            20,000                     *
Barry  Calvagna                             50,000                     *
Mark  Cantisani                             10,000                     *
Christos  Demaskos                          10,000                     *
DBFF Ventures Corp.                         30,000                     *
Diversified  Consulting,  LLC               50,000                     *
Carolyn  Genovese                           10,000                     *
Donna Garrambone                            10,000                     *
Phil  Garroway                              15,000                     *
Fortunata  Haason                           10,000                     *
Warren  Heydom                              10,000                     *
Dave  Hirsch                                40,000                     *
Internet  Marketing  Solutions,  Inc.       30,000                     *
Peter  Janssen  IRA                         20,000                     *
Bruce  Kappel                               10,000                     *
Richard  Levinson                           40,000                     *
Louis  F.  Morano                            5,000                     *
Gregory  J.  Amrine                         80,000                     *
Russel  Machover                           130,000                     *
Irwin  Machover                              5,000                     *
Andrew  Machover                             5,000                     *
Jeffrey  L.  Machover                        5,000                     *
Jonathon  Machover                           5,000                     *
Andrew  McVeigh                             10,000                     *
Gregory  Mazzeo                             10,000                     *
Clyde  E. Maddock Jr.                       10,000                     *
Allen  Pullin                               10,000                     *
Thomas Paliazzolo                           10,000                     *
Nadine  Quintemo                            30,000                     *
Michael  &  Shella  Rutigliano              15,000                     *
Craig  Redding                              50,000                     *
Bernard  Rosen                              10,000                     *
Michael  Saporsky                           10,000                     *
Stock  Advisor
     Attn:  Lee  Mogul                      10,000                     *
Kevin  Sherlock                             30,000                     *
Stefan  Spano                               30,000                     *
Scott  Stackman                             10,000                     *
Jan  Stahl                                  30,000                     *
Dr.  Dorothy  Scarpinato                    10,000                     *
Estelle  Scarpinato                         10,000                     *
Michael  Sklow                               5,000                     *
Leslie  Torino                              10,000                     *
Jonathan  Tow                               10,000                     *

*  Less  than  one  percent.

(a)  Assuming  all  shares  registered  are  sold.

Relationship  With  Issuer.

     None  of  the selling security holders have a relationship with the issuer.

     We intend to seek qualification for sale of the securities in those states that the securities will be offered. That qualification is necessary to resell the securities in the public market and only if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve of the security resales.

Item  8.  Plan  of  Distribution.

     The securities offered by this prospectus may be sold by the selling security holders or by those to whom such shares are transferred. We are not aware of any underwriting arrangements that have been entered into by the selling security holders. The distribution of the securities by the selling security holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

     Any  of  the  selling security holders, acting alone or in concert with one another, may be considered statutory underwriters under the securities act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling securities holders provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

     In addition, the selling security holders and any brokers and dealers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the securities act, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

     The selling security holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such selling security holders, the pledgee in such a loan transaction would have the same rights of sale as the selling security holders under this prospectus. The selling security holders also may enter into exchange traded listed option transactions which require the delivery of the securities listed under this prospectus. The selling security holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling security holders under this prospectus.

     In addition to, and without limiting, the foregoing, each of the selling security holders and any other person participating in a distribution will be affected by the applicable provisions of the exchange act, including, without limitation, regulation m, which may limit the timing of purchases and sales of any of the securities by the selling security holders or any such other person.

     There can be no assurances that the selling security holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the exchange act, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

     All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the selling securities holders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling security holders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the selling security holders.

Item  9.  Legal  Proceedings.

     We are not aware of any pending or threatened legal proceedings, which involve the Company.

Item  10.  Directors,  Executive  Officers,  Promoters  and  Control  Persons.

(a)     Directors  and  Officers.
     Our Bylaws provide that we shall have a minimum of one director on the board at any one time. Vacancies are filled by a majority vote of the remaining directors then in office. The directors and executive officers of the Company are as follows:

NAME  AND  ADDRESS                   AGE     POSITIONS  HELD
------------------                   ---     ---------------

ANTHONY  J.  GENOVA,  JR             41       Director,  President  &  CEO
LAWRENCE  GENOVA                     43       Director
MICHAEL  MAKROPOULOS                 41       Director
JOSEPH  ("SKIP") MARKS               44       Director/VP of Internet Marketing
                                               Development
WILLIAM QUINN                        51       Director/Treasurer, Secretary

     The above named directors will serve as the director until our next annual shareholder meeting to be held within six months of our fiscal year's close or until a successor is elected who accepts the position. Directors are elected for one-year terms.

ANTHONY  J.  GENOVA,  JR
     Mr. Genova has 21 years experience in the automobile industry and the banking business. He has been employed with Chemical Bank and Marine Midland Bank. His banking experience includes sales, wholesale, credit and collections. Mr. Genova also has extensive experience in the Automotive Dealership area where he was General Manager, Finance and Insurance Manager. He has also been an independent Representative for dealer sales involving extended service contracts, finance, and insurance training.

LAWRENCE  GENOVA
     Mr. Genova has been in the information services profession for 20 years. He currently is a software architect and engineer for North Shore Health Systems. Mr. Genova has a strong technical background in UNIX, NT/98/95, Cisco routers, Novell as well as mainframe and mini computer installations. In addition to his strong technical skills, Mr. Genova has excellent project management that include enterprise deployment of mission critical (i.e. patient care) systems. His specific talents include system installation, customization and operating system maintenance, hardware and software networking and database server software. Mr. Genova currently consults in large multi-platform computer centers.

WILLIAM  F.  QUINN
     Mr. Quinn has been a CPA for 25 years and is well respected in the accounting industry. He has extensive experience in financial controls and management. Mr. Quinn is a graduate of Providence College, Rhode Island. Mr. Quinn has been a CPA for 25 years and is well respected in the accounting
industry.   He  has  extensive  experience in financial controls and management.
Mr.  Quinn  is  a  graduate  of  Providence  College,  Rhode  Island.

JOSEPH  "SKIP"  MARKS
     Mr. Marks is an innovative professional with over 20 years of increasing responsibility in sales, operations management, marketing and consulting positions with leading technology companies. After receiving a BS in Engineering from the Colorado School of Mines. Skip began his professional development at Nalco Chemical Company and then Schlumberger. After holding several management positions including Sales Manager, Regional Operations Manager, and National Business Development Manager he moved to Marketing Manager, North America for the $250 Million Production Services line for Schlumberger. While in this position, he developed Intranet and Internet Sales and technology transfer strategies and coordinated all marketing activities including product development, product roll-outs, advertising and R and D input. Currently, he is Chairman of MaxVentures, Inc. an Internet business construction company. This company focuses on formative stage-business opportunities by supplying strategic direction, business preparation, web and software architecture, valuation, financial forecasts and sales and marketing strategies. Skip has U.S. and International Patents, is nationally published, and has an MBA in Finance and Marketing from Tulane University.

MICHAEL  MAKROPOULOS
     Mr. Makropoulos contributes more than 22 years of high-tech experience. He has worked both in the U.S. and Internationally. He gained some management experience with Compaq Computer Corp. While in Europe, he successfully established Pan-Kurta European distribution and operations in the United Kingdom and Belgium for Kurta Corp. a major computer peripherals manufacturer. More recently, he was responsible for sales and channel development for a division of Xerox. Presently, Michael is Vice-Chairman of MaxVentures, an Internet business construction firm. This company focuses on emerging and second stage e-businesses opportunities by supplying strategic direction, business preparation, web and software architecture, valuation, financial forecasts and sales and marketing strategies. In addition to being nationally published, he actively participates, speaks and panels for the World Computer Law Congress, the Software Publishers Association and for the Dept. of commerce and other organizations.

(b)     Significant  Employees.
     Other than the officers and directors, there are no employees who are expected to make a significant contribution to our corporation.
(c)     Family  Relationships.
     Lawrence Genova is the brother of Anthony J. Genova, Jr., the Company's President, CEO and a director.
(d)     Legal  Proceedings.
     No officer, director, or persons nominated for such positions and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.

Item  11.  Security  Ownership  of  Certain  Beneficial  Owners  and Management.

     The following table sets forth, as of the date of this Memorandum, the number and percentage of outstanding shares of company Common Stock owned by (i) each person known to the company to beneficially own more than 5% of its outstanding Common Stock, (ii) each director, (iii) each named executive officer, and (iv) all officers and directors as a group.

Name of Beneficial Owners      Number of Shares of Common       Percentage of
                               Stock  Beneficially  Owned       Ownership(1)

Anthony  J.  Genova,  Jr.,
   President  &  Director              20,091,000                   78.8  %
Michael  Makroplous,  Director            450,000                    1.8  %
Joseph  Marks,  Director                  450,000                    1.8  %
William  Quinn,  Secretary  &  Treasurer  300,000                    1.2  %
Lawrence  Genova                          100,000                    0.04 %

Total                                  21,391,000                   83.6  %

(1)  Based  upon  25,500,000  issued  and  outstanding.

Item  12.  Description  of  Securities

Shares  Eligible  for  Future  Sale.

     Upon completion of this offering, we will have outstanding an aggregate of 25,500,000 shares of our common stock. Of these shares, all of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by "affiliates" as that term is defined in Rule 144 under the Securities Act (the "Affiliates"). The remaining 22,380,000 shares of common stock held by existing stockholders are "restricted securities" as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act, which rules are summarized below.

Transfer  Agent
     The transfer agent for the shares of common stock is Olde Monmouth Transfer, 77 Memorial Parkway Ste. 2, Atlantic Highland, NJ 07716.

Item  13.  Experts

Our Financial Statements for the period from March 7, 2000 inception to June 30, 2000, have been included in this prospectus in reliance upon of Van Buren & Hauke, LLC, CPA's, 63 Wall Street , New York, NY 10005, independent Certified Public Accountants as experts in accounting and auditing.

Item 14. Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

Item  16.  Description  of  Business.

Our  Business.

     In addition to direct and dealer sales, the Internet offers consumers a convenient way to learn, compare, and contrast not only new and used car prices but also insurance and warranty policies. CarsUnlimited.com will offer extended service contracts on new and used automobiles, and unique products for consumers that lease vehicles. Many of these products are exclusive in nature and/or territory and are new to the industry. Automobile related after market products are some of the most profitable products offered in the automobile industry. The website, is presently operational and in the process of further development.

     We intend to hire independent contractors to enlist shoppers and producers of parts and cars to use our service. This strategy begins by developing a website that is user friendly, appealing to customers, informative and entertaining. Initially, this will be done by allowing producers and manufactures to be listed on our website free of charge for a limited time. Once we have established ourselves as a recognizable benefit to the industry, we will expect to charge a monthly fee.

     Next, we will endeavor to attract and hire independent contractors in areas where there is a significant amount of customers to warrant our service. We intend to hire independent contractors in these regions to locate and persuade companies to join our service free of charge for a limited time. These independent contractors will also be responsible for contacting other affiliates and list them on our website and obtaining names of clients so that we may attempt to get comments regarding the automobile industry.

     Finally, our strategy will focus on instituting an intensive marketing and promotional campaign. We believe that this, if successful, will generate a significant amount of traffic over our website. Initially, we will enter advertising agreements with on-line companies with similar target audiences. In addition, subject to adequate funding, we intend to advertise in trade journals as well as other pertinent advertising magazines. We will also set up promotional booths at trade shows and automobile related events.


Business  Development.

     CarsUnlimited.com, Inc. was incorporated in the State of Nevada on March 7, 2000. We are an early development stage company with the goal to provide our users the ability to search a database that contains detailed information about the automobile industry, new and used car sales as well as a parts database and extended warranty information from around the world. Our service is intended to offer Internet users a quick and easy way to search for automobile related needs according to their interests via the Internet on our web site located at www.CarsUnlimited.com. The company combines an existing dealer-direct business with the expansive potential of a new virtual storefront and portal. The Company is a diversified "click-and-mortar" company, providing products and services for automobile owners, potential owners, and manufacturers through multiple distribution and marketing channels including the Internet and direct sales. Many of these products and services are exclusive or niche products marketable in 45 states. The website will take immediate orders for warranty products, provide a free automobile classified section for consumers and dealers, sell ancillary products and offer content to attract and educate the potential buyers.

     The company development involves the creation of a division focused on supplying parts that assist truck and automobile manufacturers. After careful study and utilizing the expertise and network of the management team, the Company intends to develop a specialized business sub-contracting the manufacture of tool hardware, repair parts and perishable parts for automatic screw machines. These large, electronically controlled lathes manufacture 75% of the OEM (Original Manufacturers Equipment) parts that go into the assembly of trucks and automobiles. The customers are the large automobile manufacturers and the contractors that provide parts for assembly.

     We will consider the viability of acquiring new and pre-owned car dealerships to serve as outlets to support the consumer consignment business and the overall company development. These dealerships should increase in demand as consumers shift their auto and truck buying focus to the Internet.

     The short-term goal of the Company is to blend the existing dealer direct sales business with a new Internet e-commerce presence. Using established relationships and expertise, management believes that revenues will grow using a combination of multiple distribution channels, exclusive products, and aggressive Internet marketing.


Competitive  Business  Conditions.

     The market for commercial uses of the Internet are new and rapidly evolving, and competition is expected to increase significantly in these markets, as barriers to entry are relatively insubstantial. We believe that our ability to compete depends on many factors both within and beyond our control, including the following:

     -  the  timing  and  market  acceptance  of  our  business  model;

     - the effectiveness of our website in attracting potential customers for our products;

     - the number and types of strategic relationships we enter into (including e-commerce partnerships); and our marketing efforts.

     It should be expected that in the future we will compete with additional companies, many of which may have greater financial resources than our company. We can provide no assurance that we will be able to successfully compete in this market.

Sources  and  Availability  of  Raw  Material.

     As of the date of this prospectus, we have no raw materials nor suppliers of raw materials.

Customer  Base.

     As of the date of this prospectus, we have no customers. If we are able to establish a customer base in the future, we do not anticipate we will depend on one or a few major customers. There can be no assurance that this assumption is correct.

Government  Regulation  Issues.

     We are not now affected by direct government regulation, generally and laws or regulations directly applicable to commerce on the Internet. However, due to increasing usage of the Internet, a number of laws and regulations may be adopted relating to the Internet, covering user privacy, pricing, and characteristics and quality of products and services. Furthermore, the growth and development for Internet commerce may prompt more stringent consumer protection laws imposing additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of the Internet, which, in turn, could decrease the demand for Internet services and increase the cost of doing business on the Internet. These factors may have an adverse effect on our business, results of operations and financial condition.

     Moreover, the interpretation of sales tax, libel and personal privacy laws applied to Internet commerce is uncertain and unresolved. We may be required to qualify to do business as a foreign corporation in each such state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties. Any such existing or new legislation or regulation, including state sales tax, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations and financial condition.


Research  and  Development.

     To  date,  we  have  not  undergone  any  research  and  development.

Employees.

     The  Company presently has 2 full time employees and 2 part time employees.

Reports  to  Security  Holders.
     After the effective date of this document, we will be a reporting company under the requirements of the Exchange Act and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N. W., Washington, D.C. 20549.

     Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N. W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at: http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.


Item  17.   Plan  of  Operation.

     We anticipate now that our website has just become operational, we will begin to generate revenues from the sale of subscriptions to the website and though the sale of advertisements though there is no assurance that we will be successful in selling subscriptions or advertising for our website.

     Further, additional funds for operations may be available from the exercise of warrants associated with the aforementioned Regulation D, Rule 506 offering. We do expect to receive revenues from general operations.

     We are also contemplating the options of acquiring an automobile dealership and a sales distribution business for automatic screw machine parts supplies as part of the Company's business development though we presently do not have the funds to pursue these opportunities.


Business  Strategy.

     Our mission is to become a market leader in providing top quality content and information about automobile related needs from around the world. This strategy is founded on:

     Web Page Design. Designing a quality web page that is easy to use and provides maximum customer satisfaction;

     Attracting new product suppliers; Providing manufacturers a free listing, after which time we expect to charge customers a small monthly fee to retain their listing;

     Outsourcing.  Hiring  independent  contractors  to  enlist  new  business;

     Intensive  Marketing Effort.  Implementing an intensive marketing campaign.


     It is imperative to expanding and developing our business that we attract new Internet Shoppers to use and enlist our services. Initially, this will be done by allowing automobile producers, cooperative dealers, parts producers and warranty suppliers to be listed on our website free of charge for a limited time. Once we have established ourselves as a recognizable benefit to the companies. After an initial servicing period we will expect to charge a small monthly fee.

     We also intend to hire independent contractors to locate and persuade automobile related services to join our service free of charge for a limited time. These independent contractors will also be responsible for contacting like companies and to enlist our services and obtaining names of clients so that we may attempt to get comments regarding the automobile industry.

     Finally, our strategy will focus on instituting an intensive marketing and promotional campaign. Management believes, that if successful, will generate a significant amount of traffic over our website. Initially, we will enter advertising agreements with on-line companies with similar target audiences. In addition, subject to adequate funding, we intend to advertise in trade journals and other magazines, and set up promotional booths at automobile shows.


Item  18.  Description  of  Property

     Our office is presently located at 10 Cedar Swamp Rd, Glen Cove, New York 11542.

Item  19.  Certain  Relationships  and  Related  Transactions.


Certain  Relationships.

     Lawrence Genova, brother of Anthony J. Genova, Jr., the company's president and a director, has provided and shall continue to provide, computer related services to the Company. The Company has valued said services at $5,000 and in return for said services has issued Lawrence Genova 50,000 shares of the Company's common stock.

-  Related  Transactions.

     That on March 8, 2000, the Company and Sandra Allesch ("Allesch"), who owned all the rights and interest to the Internet address site (also known as the "URL address") to, "Carsunlimited.Com", entered into an agreement with the Company whereby Allesch transferred and assigned all rights and interest in the URL, Carsunlimited.com, to the Company. Allesch retained no rights whatsoever in the URL. In consideration of said assignment, the Company compensated Allesch with 100,000 shares of the Company's restricted common stock. A copy of the agreement is attached hereto as an exhibit.

     That a "leak out agreement", which is attached hereto as an exhibit, has been entered into whereby the following shareholders have agreed that their shares which are being registered herein, shall be held by the company's transfer agent and released to them on a pro rata basis of 10% each month until the shares are exhausted:

     a.) Paul Greco Family Ltd., Partnership       735,000 shares: 73,500 shares
per  month  for  10  months;
     b.)  The Greco Family Ltd., Partnership       735,000 shares: 73,500 shares
per  month  for  10  months;
     c.)  Nicholas  Boscia                                        50,000 shares:
5,000  shares  per  month  for  10  months.


Item  20.  Market  for  Common  Equity  and  Related  Stockholder  Matters.

Market  Information.

     Our common stock is not traded on any exchange. We plan to eventually seek listing on the Over The Counter Bulletin Board Stock Exchange ("OTCBB"), once our registration statement has cleared comments of the Securities and Exchange Commission, if ever. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

Dividends.

     We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

Item  21.  Executive  Compensation.


     Though no such agreements presently exist with stock options and cash bonuses and we have not adopted any such plan, we may award stock options and cash bonus to key employees, directors, officers and consultants under a stock option plan as bonus based on service and performance in the future. The annual salaries of executive officers are listed as follows:


Name  and  Principal  Position     Year         Annual  Salary  (1)
------------------------------     ----         -------------------
Anthony  Genova                       2000             $124,000

(1) Anticipated annual salary for year 2000. At the date of the filing of this filing or on August 14, 2000, Anthony J. Genova, Jr. has earned $45,956.

Employment  Agreements.

     We currently have no written employment agreements with any of our key officers and directors.

Item  22.  Financial  Statements.

     Statements included in this report that do not relate to present or historical conditions are forward-looking statements." Our corporation may make future oral or written forward-looking statements which also may be included in documents other than this Report that are filed with the Commission. Forward-looking statements involve risks and uncertainties that may differ materially from actual results. Forward-looking statements in this report and elsewhere may relate to our plans, strategies, objectives, expectations, intentions and adequacy of resources.




                             CARSUNLIMITED.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

         FOR THE PERIOD FROM INCEPTION (MARCH 7, 2000) TO JUNE 30, 2000

                             CARSUNLIMITED.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                TABLE OF CONTENTS


                                       PAGE NO.
                                       --------
INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS'  REPORT                    1
FINANCIAL  STATEMENTS
  Balance  Sheet                                                        2
  Statement  of  Operations                                             3
  Statement  of  Cash  Flows                                            4
                Statement of Changes in Stockholders' Equity            5
  Notes  to  the  Financial  Statements                               6-9

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORT



To  the     Shareholders  of
CARSUNLIMITED.COM,  INC.

We have audited the accompanying balance sheet of CARSUNLIMITED.COM, INC. (A Development Stage Company) (Company) at June 30, 2000, and the related statements of operations, cash flows and changes in stockholders' equity from its inception (March 7, 2000) to June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Carsunlimited.com, Inc. as of June 30, 2000, and the results of its operations and cash flows for the period of inception (March 7, 2000) to June 30, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming CARSUNLIMITED.COM, INC. will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is a development stage company without a substantial, continuing source of revenue and nominal assets which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


July  24,  2000




                             CARSUNLIMITED.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                  JUNE 30, 2000


ASSETS
Cash                                                             $  48,878
Commissions receivable                                              20,260
                                                                 ----------
Total Current Assets                                                69,138

Equipment and furniture, net of $79 in accumulated depreciation      9,427
Security deposits                                                    1,522
                                                                 ----------
Total Assets                                                     $  80,087
                                                                 ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Account payable and accrued expenses                             $   9,118
Payable to business consultant                                      33,000
Payroll taxes payable                                               14,289
                                                                 ----------
Total Current Liabilities                                           56,407
                                                                 ----------

Stockholders' Equity:
Common stock, $0.001 par value; 50,000,000 shares authorized
   and 25,180,000 shares issued and outstanding.                    25,180
Additional paid-in capital                                         484,570
(Less) subscriptions receivable                                       (820)
(Deficit) accumulated during the development stage                (485,250)
                                                                 ----------
Total Stockholders' Equity                                          23,680
                                                                 ----------
Total Liabilities and Stockholders' Equity                       $  80,087
                                                                 ==========




                             CARSUNLIMITED.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
         FOR THE PERIOD FROM INCEPTION (MARCH 7, 2000) TO JUNE 30, 2000


Revenues:
Commissions on dealer direct sales                                        $   34,549
Interest                                                                          48
                                                                          -----------
Total Revenues                                                                34,597
                                                                          -----------

Costs and Expenses:
Salaries and related taxes                                                    39,512
Consultant fees:
Directors and officers                                                       140,000
Other consultants                                                              2,384
Commissions                                                                   11,274
Advertising and Internet marketing                                            36,866
Costs associated with raising capital                                        244,470
Rent                                                                           3,600
Start-up costs                                                                23,098
Office                                                                         4,567
Deliveries                                                                     3,123
Telephone                                                                      2,116
Travel and auto                                                                5,611
Other                                                                          3,226
                                                                          -----------
Total Costs and Expenses                                                     519,847
                                                                          -----------

Net (Loss)                                                                $ (485,250)
                                                                          ===========

Net (loss) per common share                                               $    (0.07)
                                                                          ===========

Weighted average common shares                                             7,149,000
                                                                          ===========




                                   CARSUNLIMITED.COM, INC.
                                (A DEVELOPMENT STAGE COMPANY)
                                   STATEMENT OF CASH FLOWS
               FOR THE PERIOD FROM INCEPTION (MARCH 7, 2000) TO JUNE 30, 2000




Cash Flows From Operating Activities:
Net (loss)                                                                        $(485,250)
Adjustments to Reconcile Net (Loss) to Net Cash (Used) by Operating Activities:
Depreciation and amortization                                                            79
Stock issued for services                                                           317,000
(Increase) in commissions receivable                                                (20,260)
Increase in accounts payable and accrued expenses                                     9,118
Increase in payable to business consultant                                           33,000
Increase in payroll taxes payable                                                    14,289
(Increase) in security deposits                                                      (1,522)
                                                                                  ----------
Net Cash (Used) by Operating Activities                                            (133,546)

Cash Flows From Investing Activities:
Purchase equipment                                                                   (9,506)
                                                                                  ----------
Cash Flows (Used) by Investing Activities                                            (9,506)
                                                                                  ----------

Cash Flows From Financing Activities:
Issue common stock for cash                                                         191,930
                                                                                  ----------
Cash Flows Provided by Financing Activities                                         191,930
                                                                                  ----------

Net increase in cash                                                                 48,878

Cash at beginning of period                                                               -
                                                                                  ----------

Cash at end of period                                                             $  48,878
                                                                                  ==========

Supplemental Cash Disclosures:
Stock issued for services                                                         $ 317,000
                                                                                  ==========




                                         CARSUNLIMITED.COM, INC.
                                      (A DEVELOPMENT STAGE COMPANY)
                              STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                     FOR THE PERIOD FROM INCEPTION (MARCH 7, 2000) TO JUNE 30, 2000


                                                                            (Deficit)
                                                                           Accumulated
                                                                             During           Total
                                    Common      Par       Additional       Development    Stockholders'
                                    Stock      Value    Paid-In Capital       Stage          Equity
                                  ----------  -------  -----------------  -------------  ---------------
2000 Activity:

Shares issued for cash             1,819,000  $ 1,819  $        190,931   $          -   $      192,750

Shares issued for services         3,170,000    3,170           313,830              -          317,000

Founders stock                    20,191,000   20,191           (20,191)             -                -

Net (loss)                                 -        -                 -       (485,250)        (485,250)

(Less) subscriptions receivable            -        -              (820)             -             (820)
                                  ----------  -------  -----------------  -------------  ---------------

Balance, June 30, 2000            25,180,000  $25,180  $        483,750   $   (485,250)  $       23,680
                                  ==========  =======  =================  =============  ===============


                             CARSUNLIMITED.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 2000




1.     NATURE  OF  OPERATIONS

   CARSUNLIMITED.COM, INC. (The Company) was formed in Nevada on March 7, 2000. The Company is a development stage company with limited operations and revenues and only nominal assets. Its intended purpose is to offer users the ability to search a database that contains products and information about the Automobile
Industry, new and used car sales (classified ads), as well as automotive products such as extended warranty information and anti-theft body part marking. The Company has adopted December 31 as its year end.

As the Company develops its website, its operations are currently limited to marketing various lease products directly through automobile dealers. The Company arranges for the dealer to market the products to their automotive customers and collect the costs and fees. The Company receives commissions from the third party administrators.

The Company is a development stage company with limited operations and revenues and only nominal assets. The company's ability to commence its intended operations is based on the successful placement of 1,500,000 units at a price of $0.10 per unit, each unit consisting of 1 share of common stock valued at $0.10 per share, and, an option to purchase 3 warrants exercisable at $0.30 per warrant. The Private Placement Memorandum (PPM) is being offered without registration under the exemption from registration afforded by Section 4(2) of the Securities Act 0f 1933.

2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     USE  OF  ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues an expenses during the reporting period. Actual results could differ from those estimates.

COMMISSIONS  RECEIVABLE

Commissions receivable represent the Company's commissions for sales of automotive products (extended warranties, GAP insurance and other lease products) through automobile dealers (dealers). These dealers have agreed to market the Company's automotive products directly to their customers and to collect the fees and costs. The Company is responsible for servicing the dealer and transmitting the checks to a third party administrator. No provision for uncollectibles has been recorded as the Company believes none is necessary.

ADVERTISING  AND  INTERNET  MARKETING

In May, the Company entered into a celebrity endorsement agreement wherein the celebrity has agreed to serve as a Company spokesperson and to endorse the Company's products and services. The Company has expensed the full cost ($25,000) of the agreement. The celebrity was compensated in cash ($5,000) and the fair value ($0.10 per share or $20,000) of the stock offered to him at par value. The $25,000 has been included in advertising and Internet marketing in the statement of operations.


     EQUIPMENT  AND  FURNITURE

Equipment and furniture is stated at cost. Depreciation is recorded on a straight-line basis over the estimated useful lives of 5 years.

WEBSITE

   Website development consists of fees and costs in designing the Company's website. The cost of this development has been expensed and is included in start-up expenses. Maintenance costs will be charged to expense as incurred.

     COSTS  ASSOCIATED  WITH  RAISING  CAPITAL

   The Company has recorded the fees paid to consultants, attorney, and other professionals for assistance in raising funds as a charge to the statement of operations. These fees and costs were paid primarily in common stock recorded at its fair value of $0.10 per share as determined by management.

     COMMON  STOCK

The Company offered 389,000 shares at $0.10 per share through a promissory note wherein the Company received the proceeds of the notes and in return agreed to issue the shares upon the note holder completing a subscription agreement from the PPM. Through June 30, 2000, the Company collected $38,900 in cash.

The Company intends to raise $1,500,000 by offering 1,500,000 units at a price of $0.10 per unit, each unit consisting of one share of common stock valued at $0.10 per share and an option to purchase three warrants exercisable at $0.30 per warrant. The Private Placement Offering (PPM) is being offered without registration under the Securities Act of 1933 or under the securities laws of any state. Through June 30, 2000, the Company raised $150,000 in the first round of financing and expects to have the warrants exercised at $0.30 per warrant in the coming year.

The Company has issued 3,170,000 shares of its common stock for services and has valued all of the issuances at fair value of $0.10 per share as determined by management for a total of $317,000. Of this total, $140,000 was for the services of officers and directors, $20,000 for advertising under the celebrity endorsement agreement, and $152,000 for fees associated with raising equity and $5,000 in computer services.

FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

Substantially all of the Company's assets and liabilities are carried at fair value or contracted amounts which approximate fair value.

(LOSS)  PER  COMMON  SHARE

Net (loss) per common share is based on the weighted average of common shares outstanding during the period.

   INCOME  TAXES

The Company has a net operating loss (NOL) carryforward of $202,743 expiring in 2020. No tax benefit has been reported in the financial statements because the potential tax benefit of the net operating loss carryforwards are completely offset by a valuation allowance of the same amount because of the uncertainty of the Company realizing future taxable income. Deferred taxes on the differences between book and tax accounting are immaterial.

3.     GOING  CONCERN

The Company is a development stage company with limited operations, no substantial, continuing source of revenues and only nominal assets. The Company's intended operations will require substantial capital and until revenues are sufficient to fund ongoing operations, the Company will be highly dependent on external sources of financing. The Company has no internal sources of liquidity and does not expect to generate any positive cash flows in the immediate future. These conditions raise substantial doubt about its ability to continue as a going concern.

The Company has begun to raise $1,500,000 through a Private Placement Memorandum
(PPM)  as  discussed  above.

Although the Company believes that it can successfully complete the PPM there can be no assurance that it will do so or even if completed it will be sufficient to permit the Company to implement its intended operations.

4.     OFFICE  LEASE

The Company has signed a 3-year lease for office space commencing April 1, 2000 through March 31, 2000. Monthly rentals for the first year are $14,400 and $16,800 per year in the remaining 2 years.

Item  24.  Indemnification  of  Officers  and  Directors.

     In so far as indemnification by the company for liabilities arising under the Act may be permitted to directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and Bylaws, or otherwise, the company has been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of the company in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item  25.  Other  Expenses  of  Issuance  and  Distribution.

     The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling Security Holders will pay no offering expenses.

     ITEM                                                          EXPENSE
     ---------------------------------------------------------------------

     SEC  Registration  Fee                                   $      82.37
     Consulting  &  Legal  Expenses                           $  17,500.00
     Accounting  Fees  and  Expenses                          $   6,500.00
     Miscellaneous*                                           $   4,000.00

     Total                                                    $  28,082.37

Item  26.  Recent  Sales  of  Unregistered  Securities.

     To date, the Company issued 1,500,00 restricted shares of our common stock under an exemption from registration provided in Rule 506 of Securities Act Regulation D. The Company filed a Form D with the Securities and Exchange Commission, and used no general solicitation or advertising to sell the securities. The Company issued 20,091,000 shares of our common stock to our founder and President, Anthony J. Genova, Jr., for his duties as the founder of the company, including his conceptualization of our business, organizational matters and development of our business plan. We issued 50,000 shares of our common stock to Lawrence Genova, brother of Anthony J. Genova, Jr., as compensation for services rendered to our corporation. That on March 8, 2000, the Company compensated Sandra Allesch with 100,000 shares of the Company's restricted common stock (See"Related Transactions"). On March 23, 2000, the Company issued 389,000 shares of the Company's restricted stock at $.10 per share to accredited investors for an aggregate amount of $38,900 pursuant to
Section 4(2) of the Securities Act, as amended. Those shares are not included in this offering.

Item  27.  Exhibits.

  Exhibit  Number     Exhibit  Description
  ---------------     --------------------

     3.1   Articles  of  Incorporation
     ---     ---------------------------

     3.2   Bylaws
     ---   ------

     4     Instrument  Defining  the  Right  of  Holders  -  Share  Certificate
     -     ---------------------------------------------

     5     Legal  Opinion
     -     --------------


     10    Assignment Agreement
     --    --------------------

     10.1  Lock up Agreement
     --    -----------------


     24    Consents  of  Experts
     --    ---------------------

     27    Financial  Data  Schedule
     --    -------------------------

Item  28.      Undertakings.

The  undersigned  Registrant  undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: a. Include any prospectus required by Section 10(a)(3)of the Securities Act of 1933; b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;
c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered by this registration statement, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be singed on its behalf by the undersigned, in the City of Jericho, State of New York on August 8, 2000.




     CARSUNLIMITED.COM,  INC.
     By:/s/  Anthony  J.  Genova,  Jr.
     /s/______________________
     Anthony  J.  Genova,  Jr.,
     President,  CEO  &  Director


     In accordance with the requirements of the Securities act of 1933, this registration statement was signed by the following persons in their respective capacities and on the dates stated:



               /s/_____________________
               By:  Anthony  J.  Genova,  Jr.,
               President,  CEO  &  Director

               /s/______________________
               By:  William  Quinn,  Secretary,
               Treasurer  &  Director

               /s/______________________
               By:  Joseph  Marks,  Vice-President
               &  Director

               /s/______________________
               By:  Michael  Makrapolous,  Director

               /s/______________________
               By:  Lawrence  Genova